                                                                    EXHIBIT 99.2

                                     PROXY

                                  LYCOS, INC.
                        SPECIAL MEETING OF STOCKHOLDERS
                                OCTOBER 27, 2000


The undersigned hereby appoints Robert J. Davis and Edward M. Philip, and each of them, with full power of substitution, attorneys and proxies to vote all shares of stock the undersigned is entitled to vote at the Special Meeting of Stockholders of LYCOS, INC. to be held October 27, 2000, at 8:00 a.m., at the Home Suites Inn, 455 Totten Pond Road, Waltham, Massachusetts and at any adjournments or postponements thereof, with all powers which the undersigned would possess if personally present, upon such business as may properly come before the meeting, as set forth on the reverse side, hereby revoking any proxy heretofore given. This proxy is solicited on behalf of the Board of Directors. Shares will be voted as specified. If no specification is made, the shares represented will be voted FOR the adoption of the Amended and Restated Agreement and Plan of Reorganization described on the reverse and as set forth in the Proxy Statement. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING MATTERS DESCRIBED IN THE PROXY STATEMENT FOR THE MEETING.


   PLEASE DATE AND SIGN THIS PROXY IN THE SPACE PROVIDED AND RETURN IT IN THE
                               ENCLOSED ENVELOPE,
           WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON.

 Please sign exactly as your name(s) appear(s) hereon. When shares are held by more than one person, all persons should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized partner.

HAS YOUR ADDRESS CHANGED?                                          DO YOU HAVE COMMENTS?

---------------------------------------------------------          ---------------------------------------------------------

---------------------------------------------------------          ---------------------------------------------------------

---------------------------------------------------------          ---------------------------------------------------------

DETACH CARD                                                          DETACH CARD
                                  LYCOS, INC.

Dear Lycos Stockholder:


Enclosed please find your proxy materials for the Special Meeting of Stockholders, to be held on Friday, October 27, 2000, at 8:00 a.m., at the Home Suites Inn, 455 Totten Pond Road, Waltham, Massachusetts.


Please sign, date and return your proxy card in the enclosed envelope as soon as possible.

Your vote counts! Thank you in advance for your prompt consideration of these matters.

Lycos, Inc.

[X]

   PLEASE MARK VOTES
   AS IN THIS EXAMPLE

---------------------------------------------------------------

                                  LYCOS, INC.
---------------------------------------------------------------

Mark box at right if you plan to attend the meeting.                         [ ]
Mark box at right if an address change or comment has been
noted on the reverse side of this card.                                      [ ]

CONTROL NUMBER:
RECORD DATE SHARES:

   Please be sure to sign and date this Proxy.                Date

   Stockholder sign here                                  Co-owner sign here


                                                                 FOR  AGAINST  ABSTAIN
1.   To adopt the Amended and Restated Agreement and Plan of     [ ]    [ ]      [ ]
     Reorganization among Terra Networks, S.A., Lycos, Inc. and
     Lycos Virginia, Inc. Under the Amended and Restated
     Agreement and Plan of Reorganization, the combination will occur in the following steps:
     - FIRST, Lycos will be merged with and into its wholly
       owned subsidiary, Lycos Virginia, Inc., a Virginia
       corporation, whereby each share of Lycos common stock,
       par value $.01 per share, will be converted into one
       share of Lycos Virginia common stock, par value $.01 per
       share.
     - SECOND, immediately following the first step, Lycos
       Virginia and Terra Networks will effect a share exchange
       whereby each share of Lycos Virginia common stock will
       be exchanged for Terra Networks ordinary shares, nominal
       value 2 euro per share, which will be deposited in
       exchange for Terra Networks American Depositary Shares
       unless you elect to receive ordinary shares in the
       exchange, based on the exchange ratio described in the
       accompanying proxy statement/prospectus.
     Following the completion of the combination, Lycos
     Virginia will be a wholly owned subsidiary of Terra
     Networks.
2.   In their discretion, the proxies are authorized to vote upon other business as may properly come before the meeting, all as set out in the Notice and Proxy Statement relating to the
     meeting, receipt of which is hereby acknowledged.



 GRANT YOUR PROXY BY TELEPHONE


It's fast, convenient, and immediate!
Call Toll-Free on a Touch-Tone Phone

FOLLOW THESE FOUR EASY STEPS:

 1. READ THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS AND PROXY CARD.

 2. CALL THE TOLL-FREE NUMBER
    1-877-PRX-VOTE (1-877-779-8683).
    THERE IS NO CHARGE FOR THIS CALL.

 3. ENTER YOUR CONTROL NUMBER LOCATED ON YOUR PROXY CARD.

 4. FOLLOW THE RECORDED INSTRUCTIONS.

YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!

 GRANT YOUR PROXY BY INTERNET



It's fast, convenient, and your proxy is immediately confirmed and posted.


FOLLOW THESE FOUR EASY STEPS:

 1. READ THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS AND PROXY CARD.

 2. GO TO THE WEBSITE
    HTTP://WWW.EPROXYVOTE.COM/LCOS

 3. ENTER YOUR CONTROL NUMBER LOCATED ON YOUR PROXY CARD.

 4. FOLLOW THE INSTRUCTIONS PROVIDED.

YOUR VOTE IS IMPORTANT!
Go to HTTP://WWW.EPROXYVOTE.COM/LCOS anytime!


   DO NOT RETURN YOUR PROXY CARD IF YOU ARE GRANTING A PROXY BY TELEPHONE OR
                                    INTERNET